Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF DYNACAST INC.

FIRST: The name of the corporation is: Dynacast Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPOPATION TRUST COMPANY.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue the ONE THOUSAND (1,000), all of which shall be Common Stock having a par value of ONE DOLLAR ($1.00) each.

FIFTH: The name and mailing address of the incorporator is:

NAME	MAILING ADDRESS
Gwendolyn G. Martin	30 Patewood Drive, Suite 351
Greenville, S.C. 26915

SIXTH: The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until his successor is elected and qualified are as follows:

NAME	MAILING ADDRESS
John L. Webster	1401 Front Street
Yorktown Heights, New York 10598

Richard H. Burg	1401 Front Street
Yorktown Heights, New York 10598

Keith Thompson	1401 Front Street
Yorktown Heights, New York 10598

SEVENTH: The Board of Directors is authorized to make, alter or repeal the Bi-Laws of the corporation. Election of directors need not be by ballot.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has duly executed this certificate this 5th day of October, 1988.

/s/ Gwendolyn G. Martin
Gwendolyn G. Martin

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PETCIN US 2, INC.

INTO

DYNACAST INC.

*******

Petcin US 2, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: That the Company was incorporated on the 25th day of March, 1999, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of the capital stock of Dynacast Inc., a corporation incorporated on the 28th day of October, 1988, pursuant to the General Corporation Law of the State of Delaware (“Dynacast”).

THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 14th day of April, 1999, determined to merge itself into Dynacast:

RESOLVED, that the terms and conditions of the merger are as follows:

At the effective time of the merger, Dynacast shall be the surviving corporation, all issued and outstanding shares of the capital stock of the Company and of Dynacast shall be canceled and the shareholder of the Company shall be issued pro rata shares of the capital stock of Dynacast, in proportion to the number of shares of the capital stock of the Company held by such shareholder prior to the time of the merger.

The Certificate of Incorporation and Bylaws of Dynacast in effect at the time of merger shall continue to be (until amended or repealed as provided by applicable law) the Certificate of Incorporation and Bylaws of the surviving corporation after the time of merger;

RESOLVED, that the officers of the Company are hereby authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into Dynacast, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to execute, deliver and file with the appropriate government offices, as applicable, such documents and do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger;

FOURTH: That the merger has been approved by the holders of all of the outstanding stock entitled to vote thereon of the Company, by unanimous written consent.

[Signature Appears on Following Page]

IN WITNESS WHEREOF, said Petcin US 2, Inc., a Delaware corporation, has caused this Certificate to be signed by Richard Morton, its President, this 14th day of April, 1999.

PETCIN US 2, INC.

By:	/s/ Richard Morton
Its:	President